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Exhibit 3.5

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

CROSSTEX ENERGY SERVICES, L.P.

i

ii

iii

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

CROSSTEX ENERGY SERVICES, L.P.

        This SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of CROSSTEX ENERGY SERVICES, L.P., dated as of April 1, 2004, is entered into by and between Crosstex Operating GP, LLC, a Delaware limited liability company, Crosstex Energy, L.P., a Delaware limited partnership and the other parties hereto as provided herein.

R E C I T A L S:

        WHEREAS, the Partners of the Partnership now desire to amend the Amended and Restated Agreement of Limited Partnership of Crosstex Energy Services, L.P. dated as of December 17, 2002 (the "Current Partnership Agreement") to provide for the issuance by the Partnership of certain preferred units;

        NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby amend and restate the limited partnership agreement of the Partnership to be as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.    The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the MLP Agreement.

        "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.3 and who is shown as such on the books and records of the Partnership.

        "Adjusted Capital Account" of a Partner means the Capital Account maintained for such Partner adjusted as provided herein. The balance of an Adjusted Capital Account at any time is the balance of the Capital Account at such time (a) increased by any amounts that such Partner is obligated at such time to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of losses and deductions that are reasonably expected at such time to be allocated to such Partner in subsequent taxable periods of the Partnership under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that are reasonably expected at such time to be made to such Partner in subsequent taxable periods to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the taxable period in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(c)(i) or 6.1(c)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of an OLP Common Unit, an OLP Preferred Unit or any other Partnership Interest shall be the amount which the Adjusted Capital Account of a Partner would be if such Partnership Interest were the only interest in the Partnership held by that Partner from and after the Effective Time.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Agreed Value" of each asset that the Partnership owns on as of the Omnibus Agreement Closing Date is determined as is set out in the Omnibus Agreement.

        "Agreement" means this Agreement of Limited Partnership of Crosstex Energy Services, L.P., as it may be amended, supplemented or restated from time to time.

        "Assets" means all assets conveyed, contributed or otherwise transferred, including any transfers of assets pursuant to the transactions set forth in the Omnibus Agreement, to or owned by the Partnership Group.

        "Assignee" means a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement, but who has not been admitted as a Substituted Limited Partner.

        "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date:

          (a)   the sum of (i) all cash and cash equivalents of the Partnership on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

          (b)   the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4 or 6.5 of the MLP Agreement in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that the MLP is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

        Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

        "Capital Account" of a Partner is maintained as provided in Section 5.5. The "Capital Account" of a Common Unit, an OLP Preferred Unit or other Partnership Interest is the Capital Account that would be maintained if such Partnership Interest were the only interest in the Partnership held by a Partner from and after the Effective Time.

        "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement.

        "Carrying Value" is determined pursuant to Section 5.5(b) hereof.

        "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

        "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

        "Commission" means the United States Securities and Exchange Commission.

        "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership.

        "Current Partnership Agreement" is defined in the Recitals.

        "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17-101 et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

        "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

        "Distributable Coupon" is initially zero, and increases on the last day of each Quarter thereafter by $18.25.

        "Distributable But Not Distributed Coupon" at a time means the Distributable Coupon at the time reduced, but not below zero, by the amount of cash that has been distributed pursuant to Section 6.3(a)(i) hereof with respect to a OLP Preferred Unit before that time.

        "Effective Time" means the time immediately following the closing of the Omnibus Agreement.

        "Event of Withdrawal" has the meaning assigned to such term in Section 11.1(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time or any successor statute.

        "General Partner" means the general partner of the Partnership.

        "General Partner Interest" means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner) and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

        "Group Member" means a member of the Partnership Group.

        "Guaranteed Payments" for a taxable period is defined in Section 6.2(a) hereof.

        "Indemnitee" means (a) the General Partner, (b) any Departing Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing Partner, (d) any Person who is or was a member, partner, officer, director, employee, agent or trustee of any Group Member, the General Partner or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner, and (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

        "Limited Partner" means any Person that is admitted to the Partnership as a limited partner pursuant to the terms and conditions of this Agreement; but the term "Limited Partner" shall not include any Person from and after the time such Person withdraws as a Limited Partner from the Partnership.

        "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

        "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the Partners have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

        "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

        "Merger Agreement" has the meaning assigned to such term in Section 14.1.

        "MLP" means Crosstex Energy, L.P., a Delaware limited partnership.

        "MLP Agreement" means the Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P. as it may be amended from time to time.

        "MLP General Partner" means Crosstex Energy GP, L.P., a Delaware limited partnership and the general partner of the MLP.

        "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed by the Partnership, the Partnership's Carrying Value in such property determined as though the adjustment permitted by Section 5.5(d)(ii) is made immediately before the time such property is distributed, reduced by any indebtedness either assumed by the distributee or to which such property is subject at the time of distribution, in either case, as determined by Section 752 of the Code.

        "Net Income" for any taxable period of the Partnership means the sum, if positive, of all items of income, gain, loss and deduction that are recognized by the Partnership during such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) but shall not include any items allocated under Section 6.1(c).

        "Net Loss" for any taxable period of the Partnership means the sum, if negative, of all items of income, gain, loss or deduction that are recognized by the Partnership during such taxable period of the Partnership. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) but shall not include any items allocated under Section 6.1(c).

        "OLP Common Unit" means a Partnership Interest, as defined herein.

        "OLP Preferred Unit" means a Partnership Interest, as defined herein.

        "Omnibus Agreement Closing Date" means the date on which the closing of the Omnibus Agreement occurs.

        "Omnibus Agreement" means the Omnibus Agreement dated as of April 1, 2004 among the Partnership, the General Partner, the MLP and the other parties thereto.

        "Nonrecourse Deductions" means deductions attributable to nonrecourse liabilities for purposes of Treasury Regulation Section 1.1001-2.

        "Nonrecourse Liabilities" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

        "OLP Subsidiary" means a Subsidiary of the Partnership.

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

        "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

        "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

        "Partner Nonrecourse Deductions" means any and all items of loss or deduction determined in accordance with Section 5.5(b) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

        "Partners" means the General Partner and the Limited Partners.

        "Partnership" means Crosstex Energy Services, L.P., a Delaware limited partnership, and any successors thereto.

        "Partnership Group" means the Partnership and all OLP Subsidiaries, treated as a single consolidated entity.

        "Partnership Interest" means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

        "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

        "Partnership Security" or "Partnership Securities" means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership).

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Quarter" means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter after the Omnibus Agreement Closing Date, the portion of such fiscal quarter after the Omnibus Agreement Closing Date, of the Partnership.

        "Recapture Income" means any gain recognized by the Partnership for federal income tax purposes (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property of the Partnership, which gain is characterized as ordinary income for federal income tax purposes because it represents the recapture of deductions previously taken with respect to such property.

        "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

        "Surviving Business Entity" has the meaning assigned to such term in Section 14.2(b).

        "Taxable Period of the Partnership" or "taxable period of the Partnership" has the meaning assigned thereto in Section 5.5(b)(viii).

        "Transfer" or "transfer" has the meaning assigned to such term in Section 4.1(a).

        "Unit" means an OLP Common Unit or an OLP Preferred Unit.

        "Unrealized Gain" of any item of Partnership property at any time means the excess, if any, of (a) the fair market value of such property at such time (prior to any adjustment to be made pursuant to Section 5.5(d) as of the time) over (b) the Carrying Value of such property as of such time prior to any adjustment to be made pursuant to Section 5.5(d) as of such time.

        "Unrealized Loss" of any item of Partnership property at any time means the excess, if any, of (a) the Carrying Value of such property as of such time (prior to any adjustment to be made pursuant to Section 5.5(d) as of such time) over (b) the fair market value of such property as of such time.

        "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

        "Withdrawal Opinion of Counsel" has the meaning assigned to such term in Section 11.1(b).

        "Working Capital Borrowings" means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit facility or other arrangement to the extent such borrowings are required to be reduced to a relatively small amount each year for an economically meaningful period of time.

        Section 1.2    Construction.    Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

ARTICLE II

ORGANIZATION

        Section 2.1    Formation.    The General Partner and the MLP previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

        Section 2.2    Name.    The name of the Partnership shall be "Crosstex Energy Services, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

        Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.    Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 2501 Cedar Springs, Suite 600, Dallas, Texas 75201, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 2501 Cedar Springs, Suite 600, Dallas, Texas 75201, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

        Section 2.4    Purpose and Business.    The purpose and nature of the business to be conducted by the Partnership shall be to (a) acquire, manage, operate and sell the Assets and any similar assets or properties now or hereafter acquired by the Partnership, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Partnership is permitted to engage in, or any type of business or activity engaged in by the General Partner prior to the Omnibus Agreement Closing Date and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the MLP or any Subsidiary of the MLP; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner reasonably determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

        Section 2.5    Powers.    The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

        Section 2.6    Power of Attorney.

        (a)   Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

          (i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests issued pursuant hereto; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

          (ii)   execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by any provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

        Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

        (b)   The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

        Section 2.7    Term.    The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

        Section 2.8    Title to Partnership Assets.    Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to any withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

        Section 3.1    Limitation of Liability.    The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

        Section 3.2    Management of Business.    No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

        Section 3.3    Outside Activities of the Limited Partners.    Subject to the provisions of Article II and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

        Section 3.4    Rights of Limited Partners    (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

          (i)    promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

          (ii)   to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

          (iii)  to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

          (iv)  to obtain true and full information regarding the amount of cash and a description and statement of Net Agreed Value of any other Capital Contribution by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (v)   to obtain such other information regarding the affairs of the Partnership as is just and reasonable; and

          (vi)  to obtain true and full information regarding the status of the business and financial condition of the Partnership.

        (b)   The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the MLP or the Partnership Group, (B) could damage the MLP or the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

TRANSFERS OF PARTNERSHIP INTERESTS

        Section 4.1    Transfer Generally.    (a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a General Partner assigns its General Partner Interest to another Person who becomes the General Partner or by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner (or an Assignee), and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

        (b)   No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

        (c)   Nothing contained in this Agreement shall be construed to prevent a disposition by any member or other owner of the General Partner of any or all of the issued and outstanding membership interests or other ownership interests of the General Partner.

        Section 4.2    Transfer of General Partner's General Partner Interest.    No provision of this Agreement shall be construed to prevent (and the Limited Partners do hereby expressly consent to) (i) the transfer by the General Partner of all or a portion of its General Partner Interest to one or more Affiliates, which transferred General Partner Interest, to the extent not transferred to a successor General Partner, shall constitute a Limited Partner Interest or (ii) the transfer by the General Partner, in whole and not in part, of its General Partner Interest upon (a) its merger, consolidation or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person or (b) sale of all or substantially all of the membership interests of the General Partner by its members if, in the case of a transfer described in either clause (i) or (ii) of this sentence, the rights and duties of the General Partner with respect to the General Partner Interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement; provided, however, that in either such case, the transferee is primarily controlled, directly or indirectly, by the MLP or the MLP General Partner or any Person primarily controlling, directly or indirectly, the MLP or the MLP General Partner; provided, further, that in either such case, such transferee furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a loss of limited liability of any Limited Partner or cause the Partnership to be taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed). No provision of this Agreement shall be construed to prevent (and the Limited Partners do hereby expressly consent to) the transfer in connection with any pledge of (or any related foreclosure on) a General Partner Interest by a General Partner solely for the purpose of securing, directly or indirectly, indebtedness of the Partnership or the MLP. In the case of a transfer pursuant to this Section 4.2 to a Person proposed as a successor general partner of the Partnership, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.4, be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

        Section 4.3    Transfer of a Limited Partner's Partnership Interest.    A Limited Partner may transfer all, but not less than all, of its Partnership Interest as a Limited Partner in connection with the merger, consolidation or other combination of such Limited Partner with or into any other Person or the transfer by such Limited Partner of all or substantially all of its assets to another Person and, following any such transfer, such Person may become a Substituted Limited Partner pursuant to Article X. Except as set forth in the immediately preceding sentence, or in connection with any pledge of (or any related foreclosure on) a Partnership Interest of a Limited Partner solely for the purpose of securing, directly or indirectly, indebtedness of the Partnership or the MLP, a Limited Partner may not transfer all or any part of its Partnership Interest or withdraw from the Partnership.

        Section 4.4    Restrictions on Transfers.    (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or the rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the MLP under the laws of the jurisdiction of its formation or (iii) cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

        (b)   The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or the MLP becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions.

        (c)   Notwithstanding anything herein to the contrary, the OLP Preferred Units shall not be assigned or otherwise transferred in whole or in part without the consent of all Partners. Any such consent shall be treated as an amendment of this Agreement for purposes of determining MLP's ability to give such a consent.

        Section 4.5    Redemption of OLP Preferred Units.    (a) The OLP Preferred Units may be redeemed at the option of the Partnership at any time after April 1, 2009, upon 30 days' prior written notice, as a whole at any time or in part from time to time, at a Redemption Price (as set forth in (i) through (v) below) per OLP Preferred Unit, together with all Distributable But Not Distributed Coupon that remains undistributed at the Redemption Date (as defined below), as follows:

          (i)    if the Redemption Date occurs during the 12 months beginning April 1, 2009, $1,036.25 per OLP Preferred Unit;

          (ii)   if the Redemption Date occurs during the 12 months beginning April 1, 2010, $1,024.17 per OLP Preferred Unit;

          (iii)    if the Redemption Date occurs during the 12 months beginning April April 1, 2011, $1,012.08 per OLP Preferred Unit;

          (iv)  if the Redemption Date occurs during the 24 months beginning April April 1, 2012, $1,000 per OLP Preferred Unit; and

        (b)   The OLP Preferred Units shall be called for redemption by the Partnership and redeemed on April April 1, 2014 at a Redemption Price per OLP Preferred Unit of $1,000 together with all Distributable But Not Distributed Coupon that remains undistributed at the Redemption Date.

        (c)   For purposes hereof, "Redemption Date" shall mean the applicable date of any redemption of the OLP Preferred Units made by the Partnership pursuant to this Section 4.5 and "Redemption Price" shall mean the applicable redemption price per unit paid by the Partnership for any redemption of the OLP Preferred Units pursuant to this Section 4.5.

        (d)   The General Partner shall, not later than the 30th day before the applicable Redemption Date, give notice of redemption to the holders of the OLP Preferred Units, at the last address of each such holder designated on the records of the Partnership, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the applicable Redemption Date, the applicable Redemption Price, whether all or less than all of the OLP Preferred Units are being redeemed and the total number of OLP Preferred Units being redeemed, the place of payment, that payment of the redemption price will be made upon surrender of the OLP Preferred Units being redeemed and that on and after the applicable Redemption Date no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the OLP Preferred Units being redeemed will accrue or be made. If fewer than all the outstanding OLP Preferred Units are to be redeemed pursuant to Section 4.5, the Partnership will select those to be redeemed as nearly pro rata as practicable. Failure by the Partnership to give any notice described in this paragraph, or the formal insufficiency of any such notice, shall not prejudice or affect the rights of any holders of OLP Preferred Units to cause the Partnership to redeem any such shares held by such holder.

        (e)   After the Redemption Date for any OLP Preferred Units, the holder of such units shall not be entitled to receive payment of the Redemption Price for such units until such holder shall cause to be delivered to the place specified in the notice given (which shall be at a reasonable location in the United States) with respect to such redemption such OLP Preferred Units and, if required by the Partnership, accompanied by instruments of transfer to the Partnership. No interest shall accrue on the Redemption Price of any OLP Preferred Units after its Redemption Date. After the Redemption Date, OLP Preferred Units being redeemed shall no longer constitute issued and outstanding Limited Partner Interests.

        (f)    The Partnership shall have the right at any time to acquire any OLP Preferred Units from the owner of such units on such terms as may be agreeable to such owner without offering any other holders of OLP Preferred Units an equal opportunity to sell his units to the Partnership, and no purchase by the Partnership from any holder of OLP Preferred Units pursuant to this paragraph shall be deemed to create any right on the part of any other holder of OLP Preferred Units to sell any OLP Preferred Units to the Partnership.

        (g)   Notwithstanding the redemption rights granted to the holders of the OLP Preferred Units in this Section 4.5, the Partnership shall redeem OLP Preferred Units only if such redemption is not prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject.

        Section 4.6    Purchase of OLP Preferred Units at Option of the Holder Upon Change in Control.

        (a)   If at any time that OLP Preferred Units remain outstanding there shall occur a Change in Control, OLP Preferred Units shall be purchased by the Partnership at the option of the holders thereof as of a date that is within 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to $1,010 per OLP Preferred Unit together with all Distributable But Not Distributed Coupon that remains undistributed at the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any holder of the requirements set forth in subsection (c) of this Section 4.6.

        A "Change in Control" shall be deemed to have occurred if any of the following occurs after the Effective Date:

          (i)    any "person" or "group" (as such terms are defined below) other than Yorktown Partners LLC, a Delaware limited liability company, or its Affiliates including any funds under its management ("Yorktown") is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of Crosstex Energy, Inc. representing 50% or more of the combined voting power of all outstanding classes of Voting Stock of Crosstex Energy, Inc. or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of Crosstex Energy, Inc.; or

          (ii)   Crosstex Operating GP, LLC is no longer (i) the sole general partner of the Partnership (other than as a result of the application of Section 7.12) or (ii) controlled by Crosstex Energy, Inc.; or

          (iii)    any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Partnership to any Person or its Affiliates, other than the Partnership or any of its Affiliates; or

          (iv)  there shall occur the liquidation or dissolution of the Partnership.

        For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the Effective Date, except that the number of shares of Voting Stock of Crosstex Energy, Inc. shall be deemed to include, in addition to all outstanding shares of Voting Stock of Crosstex Energy, Inc. and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control. "Voting Stock" means any class or classes of capital stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, capital stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

        (b)   Within 15 Business Days after the occurrence of a Change in Control, the Partnership shall mail a written notice of the Change in Control to each holder of OLP Preferred Units. The notice shall include the form of a Change in Control Purchase Notice to be completed by the holder and shall state:

          (i)    the date of such Change in Control and, briefly, the events causing such Change in Control;

          (ii)   the date by which the Change in Control Purchase Notice pursuant to this Section 4.6 must be given;

          (iii)  the Change in Control Purchase Date;

          (iv)  the Change in Control Purchase Price;

          (v)   the procedures that the holder must follow to exercise rights under this Section 4.6; and

          (vi)  the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal.

        (c)   A holder of OLP Preferred Units may exercise its rights specified in subsection (a) of this Section 4.6 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the written notice of the Change of Control delivered pursuant to subsection (b) of this Section 4.6 and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a "Change in Control Purchase Notice") to the Partnership at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

        The delivery of such OLP Preferred Unit to the Partnership (together with instruments of transfer to the Partnership) shall be a condition to the receipt by the holder of the Change in Control Purchase Price therefor.

        The Partnership shall purchase from the holder thereof, pursuant to this Section 4.6, a portion of a OLP Preferred Unit. Provisions of this Agreement that apply to the purchase of all of a OLP Preferred Unit pursuant to this Section 4.6 also apply to the purchase of such portion of such OLP Preferred Unit.

        Notwithstanding anything herein to the contrary, any holder delivering to the Partnership the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Partnership in accordance with subsection (d) of this Section 4.6.

        (d)   Upon receipt by the Partnership of the Change in Control Purchase Notice specified in Section 4.6(c), the holder of the OLP Preferred Unit in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such OLP Preferred Unit. Such Change in Control Purchase Price shall be paid to such holder promptly following the later of (a) the Change in Control Purchase Date with respect to such OLP Preferred Unit (provided the conditions in Section 4.6(c) have been satisfied) and (b) the time of delivery of such OLP Preferred Unit to the Partnership by the holder thereof in the manner required by Section 4.6(c).

        A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of withdrawal delivered by the holder to the Partnership at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the number of OLP Preferred Units or portion thereof with respect to which such notice of withdrawal is being submitted.

        (e)   Notwithstanding the rights granted to the holders of the OLP Preferred Units in this Section 4.6, the Partnership shall purchase OLP Preferred Units pursuant to this Section 4.6 only if such purchase is not prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

        Section 5.1    OLP Common Units.    Crosstex Operating GP, LLC is the holder of one OLP Common Unit and MLP is the holder of 99,999 OLP Common Units.

        Section 5.2    OLP Preferred Units.    The Persons who hold OLP Preferred Units are listed below.

  Crosstex Louisiana Energy, L.P.,
  a Delaware limited partnership

  LIG Chemical Company,
  a Louisiana corporation

  LIG Liquids Holdings, L.P.
  a Delaware limited partnership

The total number of OLP Preferred Units that such Persons shall hold is 81,200,000, and such number of OLP Preferred Units shall be divided thereamong in proportion to the relative fair market value of the contributions that each such Person makes to the Partnership pursuant to that certain Contribution Agreement made and entered into on April 4, 2004 to which such Persons and the Partnership are parties. Such relative fair market values shall be determined after the date hereof by an appraiser determined by such Persons or by agreement of such Persons.

        Section 5.3    Interest.    No interest shall be paid by the Partnership on Capital Contributions.

        Section 5.4    Withdrawal.    No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

        Section 5.5    Capital Accounts.

        (a)   The balance of the Capital Account at the Effective Time of each holder of OLP Preferred Units shall be the $1,000 for each OLP Preferred Unit so held. The initial balance of the Capital Account of each holder of OLP Common Units shall be the Net Agreed Value of the assets of OLP at the Omnibus Agreement Closing Date as set out in the Omnibus Agreement multiplied by the number of OLP Common Units so held and divided by 100,000. Thereafter, the Capital Account of each Partner shall be increased by (i) the amount of cash and the Net Agreed Value of property contributed to the Partnership by such Partner pursuant to this Agreement and (ii) all items of Partnership income and gain allocated to such Partner pursuant to Section 6.1 and any amount that is allocated thereto pursuant to Section 6.2(a) as a Guaranteed Payment, and it shall be decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss allocated to such Partner pursuant to Section 6.1. The General Partner may in connection with the issuance of Partnership Interests after the Effective Time adjust the balance of the Capital Account of any Partner so as to preserve the agreed economic relationship between the Partnership Interests that are so issued and the Partnership Interests that were outstanding prior to such issuance; provided that the economic relationships between the Partnership Interests that were outstanding prior to such issuance are not changed thereby. Any such adjustment shall be recorded in the records of the Partnership.

        (b)   The items of income, gain, loss or deduction that are recognized by the Partnership for federal income tax purposes during a taxable period of the Partnership shall be adjusted as is set out in this Section 5.5(b) and shall then be allocated among the Partners as is provided in Section 6.1.

          (i)    The Partnership shall be treated as owning directly its share (as determined by the General Partner) of all property owned by any OLP Subsidiary that is, in each case, classified as a partnership or is disregarded for federal income tax purposes.

          (ii)   All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that cannot either be deducted or amortized under Section 709 of the Code shall be treated as an item of deduction at the time such fees and other expenses are incurred.

          (iii)  The computation of items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code; provided that if an adjustment to the adjusted tax basis of any Partnership asset is required pursuant to Section 734(b) or 743(b) of the Code, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Account balances, the amount of such adjustment shall be treated as an item of income or deduction, as the case may be, at the time of the adjustment, and the Carrying Value of each Partnership asset in respect of which there was such an adjustment shall also be adjusted at that time.

          (iv)  Any income, gain, deduction or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property were equal to the Partnership's Carrying Value for such property as of the date of disposition.

          (v)   Any deductions for depreciation, cost recovery or amortization that are attributable to any Partnership property shall be determined as if the adjusted basis of such property were equal to the Carrying Value thereof and by using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes and appropriately taking into account the length of any short taxable period of the Partnership; provided, however, that, if the Partnership property has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt. Any deduction for depreciation, cost recovery or amortization in respect of Partnership property that is determined pursuant to this Section 5.5(b) shall reduce the Carrying Value of that Partnership property as of the end of the taxable period of the Partnership in which such deduction was recognized. Notwithstanding the foregoing portion of this Section 5.5(b)(v), such deductions for depreciation, cost recovery, or amortization shall be determined with respect to any portion of such Carrying Value with respect to which Treasury Regulation Section 1.704-3(d) remedial allocations are to be made (including reverse section 704(c) allocations that are to be made as Treasury Regulation Section 1.704-3(d) remedial allocations) pursuant to provisions hereof in accordance with a method that is permitted by such Treasury Regulation Section 1.704-3(d) and that is selected by the General Partner.

          (vi)  If the Partnership's adjusted basis in property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall be an additional depreciation or cost recovery deduction in the year such property is placed in service at the time of such reduction and shall be treated as a reduction in the Carrying Value of such property. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be an item of income at the time of such restoration and shall be treated as an increase in the Carrying Value of such property at the time of such restoration.

          (vii)   Any items of gain and loss that are determined pursuant to Section 5.5(d) hereof shall be treated as items of income and deduction, respectively, that are recognized in the taxable period of the Partnership that ends with the event that causes the determination of such gain or loss which shall be allocated as is provided in Section 6.1 hereof. An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.5(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are deductible and not chargeable to capital account), shall be treated as an item of deduction for the purpose of this Section 5.5(b).

          (viii)   A taxable period of the Partnership includes a taxable year of the Partnership. The portion of a taxable period of the Partnership that ends with the Omnibus Agreement Closing Date or with an event in respect of which there is an adjustment to Carrying Values pursuant to Section 5.5(d) hereof shall be treated as the end of a taxable period of the Partnership. The portion of such taxable year of the Partnership that begins immediately thereafter shall be treated as a taxable period for purposes of the preceding sentence with the result that each taxable year of the Partnership may contain one or more taxable periods of the Partnership. The items of income, gain, loss and deduction of the Partnership that are recognized for federal, state or local income tax purposes on or prior to the Omnibus Agreement Closing Date shall be allocated pursuant to the Current Partnership Agreement.

          (ix)  The portion, if any, of a Guaranteed Payment that is capitalized for federal income tax purposes into the basis of an asset shall increase the Carrying Value of that asset. The balance of any such Guaranteed Payment shall be an item of deduction that is recognized in the taxable period in which it accrued for purposes of this Section 5.5(b).

        (c)   A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

        (d)   (i) On an issuance of additional Partnership Interests for cash or other property the General Partner may cause any Unrealized Gain or Unrealized Loss attributable to Partnership property to be recognized as if there had been a sale of all such property immediately prior to such issuance in which event the Carrying Value of each Partnership property shall be adjusted as of the beginning of the next taxable period to be equal to such fair market value. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable).

          (ii)   Immediately prior to any distribution to a Partner (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest and other than the redemption of an OLP Preferred Unit pursuant to the terms hereof), the General Partner may cause any Unrealized Gain or Unrealized Loss attributable to each Partnership property to be recognized as if there had been a sale of such property immediately prior to such distribution in which event the Carrying Value of each Partnership property shall be as of the beginning of the next taxable period equal to the fair market value thereof. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets immediately prior to a distribution shall be determined and allocated in the same manner as that provided in Section 5.5(d)(i).

          (iii)  After any adjustment of Carrying Values pursuant to Section 5.5(d)(i) or 5.5(d)(ii), the General Partner shall determine the way, if any, in which such changes in Carrying Value shall affect the allocations for federal, state and local income tax purposes pursuant to Section 6.2 of the items of income, gain, loss, deduction and credit that are recognized by the Partnership for such purposes. Any such determination shall be entered in the records of the Partnership.

        Section 5.6    Loans from Partners.    Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

        Section 5.7    Issuances of Additional Partnership Securities.

        (a)   Subject to Section 5.8, the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion. The issuance by the Partnership of Partnership Securities or rights, warrants or appreciation rights in respect thereof shall be deemed an amendment to this Agreement.

        (b)   Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.7(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem such Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of the holder of each such Partnership Security to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Partnership Security.

        (c)   The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.7, (ii) the admission of Additional Limited Partners and (iii) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of the Partnership Interests or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

        Section 5.8    Limitations on Issuance of Additional Partnership Securities.    The issuance of Partnership Securities pursuant to Section 5.6 shall be subject to the following restrictions and limitations:

        (a)   Without the prior approval of the holders of 66.66% of the OLP Preferred Units, the Partnership shall not issue (and shall not issue any options, rights, warrants or appreciation rights relating to) any additional OLP Preferred Units or any other Partnership Security of any other class or series that have the right to receive distributions of Available Cash pursuant to each of subclauses (a)(i) of Section 6.3 in the same order of priority with respect to the participation of OLP Preferred Units in such distributions regardless of whether the amounts or value so distributed or allocated on each such Partnership Security equals the amount or value so distributed or allocated on each OLP Preferred Unit.

        (b)   Without the prior approval of the holders of 66.66% of the OLP Preferred Units, the Partnership shall not issue any additional Partnership Securities (or options, rights, warrants or appreciation rights related thereto) that are entitled in any Quarter to receive any distribution of Available Cash before the OLP Preferred Units have received (or amounts have been set aside for payment of) the Distributable But Not Distributed Coupon for such Quarter.

        Section 5.9    Limited Preemptive Rights.    No Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Partnership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partnership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

        Section 5.10    Fully Paid and Non-Assessable Nature of Limited Partner Interests.    All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

        Section 6.1    Allocations for Book Purposes.    The Partnership's items of ordinary income, gain, loss and deduction for a taxable period of the Partnership (such items are computed in accordance with Section 5.5(b)) shall be allocated among the Partners first to the extent provided in Section 6.1(c) and then the balance of such items shall be aggregated into Net Income and Net Loss, as the case may be, which shall then be allocated as follows:

        (a)   Net Income. Net Income for a taxable period of the Partnership shall be allocated as follows:

            (i)  First, 100% to the General Partner until the aggregate Net Income allocated pursuant to this sentence for the current taxable period of the Partnership and all previous taxable periods of the Partnership is equal to the aggregate Net Loss allocated to the General Partner pursuant to Section 6.1(b)(iii) for all previous taxable periods of the Partnership.

           (ii)  Second, 100% to the holders of OLP Preferred Units in proportion to the number of such OLP Preferred Units held until the aggregate Net Income allocated pursuant to this sentence for the current taxable period of the Partnership and all previous taxable periods of the Partnership is equal to the aggregate Net Loss allocated to the holders of OLP Preferred Units pursuant to Section 6.1(b)(ii) for all previous taxable periods of the Partnership.

          (iii)  Third, to the holders of OLP Common Units in proportion to the number of OLP Common Units held.

The items of income, gain, loss and deduction that are included in Net Income for a taxable period of the Partnership shall be allocated in the ratio in which Net Income for such taxable period is allocated.

        (b)   Net Loss. Net Loss for a taxable period of the Partnership shall be allocated as follows:

            (i)  First, to the holders of OLP Common Units in proportion to the number of OLP Common Units held; provided, that Net Loss shall not be allocated pursuant to this sentence to the extent that such allocation would cause the Adjusted Capital Account of any such OLP Common Unit to have a deficit balance at the end of such taxable period of the Partnership.

           (ii)  Second, to the holders of OLP Preferred Units in proportion to the number of OLP Preferred Units held; provided, that Net Loss shall not be allocated pursuant to this sentence to the extent that such allocation would cause the Adjusted Capital Account of any OLP Preferred Units to have a deficit balance at the end of such taxable period of the Partnership.

          (iii)  Third, the balance, if any, 100% to the General Partner.

The items of income, gain, loss and deduction that are included in Net Loss for a taxable period of the Partnership shall be allocated in the ratio in which Net Loss for such taxable period is allocated.

        (c)   Special Allocations. Prior to making any allocation pursuant to another portion of this Section 6.1 for a taxable period of the Partnership, the following allocations shall be made in the order stated:

            (i)  Partnership Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during the taxable period of the Partnership, each Partner shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods of the Partnership) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f) or any successor provisions. This Section 6.1(c)(i) is intended to comply with the Partnership Minimum Gain Chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

           (ii)  Partner Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any taxable period of the Partnership, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods of the Partnership) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) or any successor provision. This Section 6.1(c)(ii) is intended to comply with the Partnership Nonrecourse Debt Minimum Gain Chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii)  Qualified Income Offset. In the event any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of income and gain shall be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustment, allocation or distribution as quickly as possible.

          (iv)  Nonrecourse Deductions. Nonrecourse Deductions for the taxable period shall be allocated to the Partners in proportion to the number of OLP Common Units held. If the General Partner determines in good faith that the Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner may, upon notice to the other Partners, revise the prescribed ratio in order to satisfy such safe harbor requirements.

           (v)  Partner Nonrecourse Deductions. Partner nonrecourse for the taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated among such Partners in accordance with the manner in which they share such Economic Risk of Loss.

        Section 6.2    Allocations for Tax Purposes.    (a) The amount by which Distributable Coupon increases during each period that an OLP Preferred Unit is outstanding is a guaranteed payment within the meaning of Treasury Regulation Section 1.707-1(c) as to each such OLP Preferred Unit and a holder of such an OLP Preferred Unit shall include as income the amount of ordinary income that is required by Treasury Regulation Section 1.707-1(c). The aggregate amount that is so includible by the holders of the OLP Preferred Units during a taxable period of the Partnership is referred to herein as the Guaranteed Payments for such taxable period. Except as otherwise provided in this section 6.2, each other item of income, gain, loss and deduction (including any deduction that is allowed by reason of a Guaranteed Payment) that is recognized by the Partnership for federal income tax purposes shall be allocated among the Partners with reference to the allocations of the corresponding items pursuant to Section 6.1.

        (b)   The Partnership shall make the allocations that are required by Section 704(c) of the Code with respect to the difference between the Agreed Value and adjusted basis for federal income tax purposes of any asset that the Partnership holds immediately after the Omnibus Agreement Closing Date using remedial allocations within the meaning of Treasury Regulation Section 1.704-3(d). The Partnership shall, at any other time that it acquires property with respect to which it must make allocations for federal income tax purposes pursuant to Section 704(c) of the Code, make such allocations using remedial allocations within the meaning of Treasury Regulation Section 1.704-3(d) or any other method selected by the General Partner in its sole discretion. The Partnership shall make any "reverse section 704(c) allocations" as "remedial allocations" as set out in Treasury Regulation

Section 1.704-3(d) or under any other method that the General Partner selects in its sole discretion. The General Partner may cause the Partnership to make agreements as to the manner in which Section 704(c) allocations shall be made upon the acquisition by the Partnership of property in exchange for a Partnership Interest or reverse Section 704(c) allocations shall be made with respect to the assets of the Partnership upon the issuance by the Partnership of a Partnership Interest in exchange for cash or other property.

        (c)   For the proper administration of the Partnership and to facilitate the calculation of the items of income, gain, loss and deduction that are allocated to the Partners for federal, state or local income tax purposes and to take into account the effect of the Section 754 election that the Partnership is to make, the General Partner shall have sole discretion (i) to adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) to make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) to amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof) or to facilitate the calculation of such adjustments that are required by the Section 754 election from the information that is known by the Partnership, such as the date of the purchase of the Limited Partner Interest and the amount that is paid therefor.

        (d)   The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code that is attributable to unrealized appreciation in any Partnership property (to the extent of the unamortized difference between Carrying Value and adjusted basis for federal income tax purposes or if more than one adjustment to Carrying Value has been made to the extent of any unamortized increment between Carrying Value and the immediately prior Carrying Value) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions that it determines are appropriate.

        (e)   Any gain allocated to a Partner upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible be characterized as Recapture Income to the same extent as such Partner (or its predecessor in interest) has been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

        (f)    All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Section 734 and 743 of the Code.

        (g)   Each item of Partnership income, gain, loss and deduction that is allocated to a Partnership Interest that is transferred during a calendar year shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary or appropriate in its sole discretion, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

        (h)   The portion of the Nonrecourse Liabilities of the Partnership that are allocable pursuant to Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the holders of OLP Common Units in proportion to the number of OLP Common Units held. The allocations of Nonrecourse Liabilities that may be made as provided in Treasury Regulation Section 1.752-3(a)(2) are to be made as determined by the General Partner in its sole discretion.

        Section 6.3    Distributions.    This Section 6.3 applies both prior to and during winding up of the Partnership.

        (a)   Within 45 days following the end of each Quarter that ends after the Effective Time an amount that is equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed by the Partnership to the Partners in accordance with the following:

            (i)  First, to the holders of OLP Preferred Units in proportion to the number of OLP Preferred Units held until the amount that is so distributed to each such OLP Preferred Unit pursuant to this sentence is equal to the Distributable But Not Distributed Coupon at the time of the distribution.

           (ii)  Second, to the holders of OLP Common Units in proportion to the number of OLP Common Units held; provided that no amount shall be distributed pursuant to this sentence that would be in violation of another provision of this Agreement.

This Section 6.3 shall not require any distribution of cash if such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

        (b)   In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

        (c)   The General Partner shall treat taxes that are imposed on a holder of Units under applicable law and that are paid by the Partnership as a distribution for purposes of Section 6.1(a).

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

        Section 7.1    Management.    (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

            (i)  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into a Partnership Interest, and the incurring of any other obligations;

           (ii)  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (iii)  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

          (iv)  the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6, the lending of funds to other Persons (including the MLP and any member of the Partnership Group); the repayment of obligations of the MLP or any member of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

           (v)  the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

          (vi)  the distribution of Partnership cash;

         (vii)  the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

        (viii)  the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

          (ix)  the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships subject to the restrictions set forth in Section 2.4;

           (x)  the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and

          (xi)  the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

        (b)   Notwithstanding any other provision of this Agreement, the MLP Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in the Partnership hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreements and the other agreements and documents described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence, as applicable, and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other

Persons who may acquire an interest in the Partnership; and (iii) agrees that the execution, delivery or performance by the General Partner, the MLP, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

        Section 7.2    Certificate of Limited Partnership.    The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

        Section 7.3    Restrictions on the General Partner's Authority.    (a) The General Partner may not, without written approval of the specific act by the Limited Partners or by other written instrument executed and delivered by the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its General Partner Interest.

        (b)   Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, without the approval of the holders of a majority of the OLP Common Units; provided however that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance.

        Section 7.4    Reimbursement of the General Partner.    (a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in the Omnibus Agreement, the General Partner shall not be compensated for its services as General Partner or as general partner or managing member of any Group Member.

        (b)   The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership or for the General Partner in the discharge of its duties to the

Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

        (c)   Subject to Section 5.7, the General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices, or cause the Partnership to issue Partnership Interests in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. Expenses incurred by the General Partner in connection with any such plans, programs and practices shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.2.

        Section 7.5    Outside Activities.    (a) After the Omnibus Agreement Closing Date, the General Partner, for so long as it is the General Partner of the Partnership, (i) agrees that its sole business will be to act as the General Partner of the Partnership and a general partner or managing member, as the case may be, of any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member, and to undertake activities that are ancillary or related thereto, and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner of the Partnership or one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

        (b)   Except as specifically restricted by Section 7.5(a) and the Omnibus Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the MLP or any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of the MLP or any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to the MLP or any Group Member or any Partner or Assignee. Neither the MLP nor any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the MLP Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

        (c)   Subject to the terms of Section 7.5(a), Section 7.5(b) and the Omnibus Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitee (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) except as set forth in the Omnibus Agreement, the Indemnitees shall have no obligation to present business opportunities to the Partnership.

        (d)   The General Partner and any of its Affiliates may acquire additional Units or other MLP securities and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights relating to such Units or MLP securities.

        (e)   The term "Affiliates" when used in Section 7.5(d) with respect to the General Partner shall not include any Group Member or any Subsidiary of the MLP or any Group Member.

        (f)    Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.7, 7.8, 7.9, 7.10 or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

        Section 7.6    Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.    (a) The General Partner or any of its Affiliates may lend to the Partnership, the MLP or any Group Member, and the Partnership, the MLP or any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the MLP or the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member.

        (b)   The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

        (c)   The General Partner may itself, or may enter into an agreement with the MLP General Partner or any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner, the MLP General Partner or any of their Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

        (d)   The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

        (e)   Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to the Contribution Agreements and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership.

        (f)    The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

        (g)   Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

        Section 7.7    Indemnification.    (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement or the Contribution Agreements (other than obligations incurred by the General Partner on behalf of the Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

        (b)   To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

        (c)   The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any other capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

        (d)   The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

        (e)   For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7; and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, the best interests of the Partnership.

        (f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

        (g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

        (h)   The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

        (i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        Section 7.8    Liability of Indemnitees.    (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units or other MLP securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

        (b)   Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

        (c)   To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

        (d)   Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership's and General Partner's directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        Section 7.9    Resolution of Conflicts of Interest.    (a) Unless otherwise expressly provided in this Agreement or the MLP Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the MLP, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the MLP Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

        (b)   Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the MLP, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the MLP Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definition of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (A) enable distributions to the General Partner or its Affiliates to exceed 0.001% of the total amount distributed to all Partners or (B) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common Units.

        (c)   Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

        (d)   The Limited Partner hereby authorizes the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

        Section 7.10    Other Matters Concerning the General Partner.    (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (b)   The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

        (c)   The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

        (d)   Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

        Section 7.11    Reliance by Third Parties.    Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

        Section 7.12    Management in the Event of Failure to Pay Distributable Coupon and other Defaults.    Notwithstanding any other provision of this Agreement, during the period (a) commencing on the date that the Partnership (1) has not distributed to the holders of OLP Preferred Units an amount equal to the Distributable But Not Distributed Coupon pursuant to subclause (a)(i) of Section 6.3 for eight consecutive Quarters, (2) issues Partnership Securities without approval of the holders of 66.66% of the OLP Preferred Units required by Section 5.8 or (3) fails to comply with any obligation to redeem the OLP Preferred Units pursuant to Section 4.5(b) (determined without regard to Section 4.5(g)) or purchase the OLP Preferred Units pursuant to Section 4.6 (determined without regard to Section 4.6(e)) and (b) ending on the date that (1) the Partnership distributes to the holders of OLP Preferred Units an amount equal to the Distributable But Not Distributed Coupon pursuant to subclause (a)(i) of Section 6.3, (2) the Partnership Securities referred to in subclause (a)(2) are no longer outstanding, (3) the Partnership complies with any obligation to redeem the OLP Preferred Units pursuant to Section 4.5(b) or purchase the OLP Preferred Units pursuant to Section 4.6 or (4) the General Partner Interest of the Existing GP (as defined below) is transferred in connection with any foreclosure on such General Partner Interest pledged solely for the purpose of securing, directly or indirectly, indebtedness of the Partnership or the MLP (the "Default Period") all management powers over the business and affairs of the Partnership shall be vested exclusively in any Person designated by the holders of a majority of the OLP Preferred Units (the "Default GP") and the general partner at the time of the commencement of the Default Period (the "Existing GP") shall cause the Default GP to become a general partner of the Partnership (without being required to make any contribution and without any right to distributions). During the Default Period, neither the Existing GP nor any Limited Partner or Assignee shall have any management power or control over the business and affairs of the Partnership. In order to enable the Default GP to manage the business and affairs of the Partnership, the Existing GP hereby delegates to the Default GP during the Default Period all management powers over the business and affairs of the Partnership that it may now or hereafter possess under applicable law. The Existing GP further agrees to take any and all action necessary and appropriate, in the sole discretion of the Default GP, to effect the provisions of this Section 7.12 and any duly authorized actions by the Default GP, including amending this Agreement, executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking action as may be necessary or appropriate to achieve the effective delegation of power described in this Section 7.12. Each of the Partners and Assignees and each Person who may acquire an interest in a Partnership Interest hereby approves, consents to, ratifies and confirms such delegation. The delegation by the Existing GP to the Default GP of management powers over the business and affairs of the Partnership pursuant to the provisions of this Agreement shall not cause the Existing GP to cease to be a general partner of the Partnership. Immediately following the Default Period, the Default GP shall be deemed to have automatically withdrawn as a general partner of the Partnership without, however, causing a dissolution of the Partnership, and the delegation by the Existing GP to the Default GP of management powers over the business and affairs of the Partnership pursuant to this Section 7.12 shall automatically be revoked. The remedy of the holders of OLP Preferred Units in the event of the Partnership's (1) failure to distribute to the holders of OLP Preferred Unites an amount equal to the Distributable But Not Distributed Coupon pursuant to subclause (a)(i) of Section 6.3, (2) issuance of Partnership Securities without approval of the holders of 66.66% of the OLP Preferred Units required by Section 5.8 or (3) failure to comply with any obligation to redeem the OLP Preferred Units pursuant to Section 4.5(b) or purchase the OLP Preferred Units pursuant to Section 4.6 shall be limited to the rights set forth in this Section 7.12.

ARTICLE VIII

BOOKS, RECORDS AND ACCOUNTING

        Section 8.1    Records and Accounting.    The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

        Section 8.2    Fiscal Year.    The fiscal year of the Partnership shall be a fiscal year ending December 31.

ARTICLE IX

TAX MATTERS

        Section 9.1    Tax Returns and Information.    The Partnership shall timely file any returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. Any tax information reasonably required by the Partners for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for income tax purposes.

        Section 9.2    Tax Elections.    (a) To the extent applicable for federal income tax purposes, the Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners.

        To the extent applicable for federal income tax purposes, the Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

        (b)   Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

        Section 9.3    Tax Controversies.    Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

        Section 9.4    Withholding.    Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

        Section 10.1    Partners.    Crosstex Operating GP, LLC is the general partner of the Partnership. MLP, Crosstex Louisiana Energy, L.P., a Delaware limited partnership, LIG Chemical Company, a Louisiana corporation, and LIG Liquids Holdings, L.P., a Delaware limited partnership are the limited partners of the Partnership.

        Section 10.2    Admission of Substituted Limited Partner.    By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee (a) the right to negotiate such Limited Partner Interest to a purchaser or other transferee and (b) the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest shall be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall remain an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee. If no such written direction is received, such Partnership Interests will not be voted. An Assignee shall have no other rights of a Limited Partner. Notwithstanding the foregoing, the transferee of a Limited Partner Interest acquired in connection with any foreclosure on such Limited Partner Interest pledged solely for the purpose of securing, directly or indirectly, indebtedness of the Partnership or the MLP shall, if such transferee so elects, be automatically admitted as a Substituted Limited Partner, without need for any further action or notice under this Agreement.

        Section 10.3    Admission of Additional Limited Partners.    (a) A Person (other than the General Partner or a Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner:

            (i)  evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and

           (ii)  such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

        (b)   Notwithstanding anything to the contrary in this Section 10.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

        Section 10.4    Admission of Successor or Transferee General Partner.    A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner's Partnership Interest pursuant to Section 4.2 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section 11.3, if applicable, be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.2, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Notwithstanding the foregoing, the transferee of a General Partner Interest acquired in connection with any foreclosure on such General Partner Interest pledged solely for the purpose of securing, directly or indirectly, indebtedness of the Partnership or the MLP shall, if its so elects, be automatically admitted as a successor General Partner, without need for any further action or notice under this Agreement. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

        Section 10.5    Amendment of Agreement and Certificate of Limited Partnership.    To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

        Section 11.1    Withdrawal of the General Partner.    (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

            (i)  The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

           (ii)  The General Partner transfers all of its rights as General Partner pursuant to Section 4.2;

          (iii)  The General Partner is removed pursuant to Section 11.2;

          (iv)  The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

           (v)  A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

          (vi)  (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

        If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

        (b)   Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Omnibus Agreement Closing Date and ending at 12:00 midnight, Eastern Standard Time, on December 31, 2012, the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by the Limited Partners and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of the limited partners of the MLP or cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, Eastern Standard Time, on December 31, 2012, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or (iii). If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i) hereof, the Limited Partners may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

        Section 11.2    Removal of the General Partner.    The General Partner may be removed by the MLP. Upon the removal of the General Partner by the MLP, the MLP shall elect a successor general partner for the Partnership. The admission of any such successor General Partner to the Partnership shall be subject to the provisions of Section 10.3.

        Section 11.3    Interest of Departing Partner.    (a) The Partnership Interest of the Departing Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or 11.2 shall be purchased by the successor to the Departing Partner for an amount in cash equal to the fair market value of such Partnership Interest, such amount to be determined and payable as of the effective date of the Departing Partner's departure. Such purchase shall be a condition to the admission to the Partnership of the successor as the General Partner. Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

        For purposes of this Section 11.3(a), the fair market value of the Departing Partner's General Partner Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the General Partner Interest of the Departing Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the value of the Partnership's assets, the rights and obligations of the Departing Partner and other factors it may deem relevant.

        (b)   The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by such Departing Partner for the benefit of the Partnership.

        Section 11.4    Withdrawal of a Limited Partner.    Without the prior written consent of the General Partner, which may be granted or withheld in its sole discretion, and except as provided in Section 10.2, no Limited Partner shall have the right to withdraw from the Partnership.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

        Section 12.1    Dissolution.    The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

        (a)   an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.4;

        (b)   an election to dissolve the Partnership by the General Partner that is approved by all of the Limited Partners;

        (c)   the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

        (d)   the sale of all or substantially all of the assets and properties of the Partnership Group; or

        (e)   the dissolution of the MLP.

        Section 12.2    Continuation of the Business of the Partnership After Dissolution.    Upon dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, all of the Limited Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by a majority in interest of the Limited Partners. In addition, upon dissolution of the Partnership pursuant to Section 12.1(e), if the MLP is reconstituted pursuant to Section 12.2 of the MLP Agreement, the reconstituted MLP may, within 180 days after such event of dissolution, acting alone, regardless of whether there are any other Limited Partners, elect to reconstitute the Partnership in accordance with the immediately preceding sentence. Upon any such election by the Limited Partners or the MLP, as the case may be, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

        (a)   the reconstituted Partnership shall continue unless earlier dissolved in accordance with this Article XII;

        (b)   if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be purchased by the successor General Partner; and

        (c)   all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file, a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of the Limited Partners or any limited partner of the MLP and (y) neither the Partnership, the reconstituted limited partnership, the

MLP nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

        Section 12.3    Liquidator.    Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a majority of the Limited Partners. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by a majority in interest of the Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by at least a majority in interest of the Limited Partners. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

        Section 12.4    Liquidation    The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

        (a)   Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

        (b)   Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

        (c)   Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed as set out in Section 6.3.

        Section 12.5    Cancellation of Certificate of Limited Partnership.    Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited

Partnership, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware, shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

        Section 12.6    Return of Contributions.    The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

        Section 12.7    Waiver of Partition.    To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT

        Section 13.1    Amendment to be Adopted Solely by the General Partner.    Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

        (a)   a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

        (b)   admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

        (c)   a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that no Group Member will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

        (d)   a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of limited partner interests of the MLP (including the division of any class or classes of outstanding limited partner interests of the MLP into different classes to facilitate uniformity of tax consequences within such classes of limited partner interests of the MLP) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which such limited partner interests are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the MLP and the limited partners of the MLP, (iii) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement or (iv) is required to conform the provisions of this Agreement with the provisions of the MLP Agreement as the provisions of the MLP Agreement may be amended, supplemented or restated from time to time;

        (e)   a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

        (f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its members, directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment

Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

        (g)   any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

        (h)   an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

        (i)    an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

        (j)    a merger or conveyance pursuant to Section 14.3(d); or

  (k)
  any other amendments substantially similar to the foregoing.

        Section 13.2    Amendment Procedures.    Except with respect to amendments of the type described in Section 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements: Amendments to this Agreement may be proposed only by or with the consent of the General Partner, which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a majority of the outstanding OLP Common Units, unless a greater or different percentage is required under this Agreement or by Delaware law.

        Section 13.3    Amendment Requirements.

        (a)   Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of outstanding Units whose aggregate outstanding Units constitute not less than the voting requirement sought to be reduced.

        (b)   Except as provided in Section 14.3, and without limitation of the General Partner's authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests must be approved by the holders of not less than 66.66% of the outstanding Partnership Interests of the class affected.

ARTICLE XIV

MERGER

        Section 14.1    Authority.    The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

        Section 14.2    Procedure for Merger or Consolidation.    Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

        (a)   the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

        (b)   the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

        (c)   the terms and conditions of the proposed merger or consolidation;

        (d)   the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) that the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

        (e)   a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

        (f)    the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

        (g)   such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

        Section 14.3    Approval by Limited Partners of Merger or Consolidation.    (a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

        (b)   Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the OLP Common Units unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

        (c)   Except as provided in Section 14.3(d), after such approval and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

        (d)   Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any limited partner in the MLP or cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

        Section 14.4    Certificate of Merger.    Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

        Section 14.5    Effect of Merger.

        (a)   At the effective time of the certificate of merger:

          (i)    all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (ii)   the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

            all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

        (b)   A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

GENERAL PROVISIONS

        Section 15.1    Addresses and Notices.    Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address appearing on the books and records of the Partnership. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

        Section 15.2    Further Action.    The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        Section 15.3    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        Section 15.4    Integration.    This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        Section 15.5    Creditors.    None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

        Section 15.6    Waiver.    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any breach of any other covenant, duty, agreement or condition.

        Section 15.7    Counterparts.    This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

        Section 15.8    Applicable Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

        Section 15.9    Invalidity of Provisions.    If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        Section 15.10    Consent of Partners.    Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:
CROSSTEX OPERATING GP, LLC
By:	/s/ JAMES R. WALES
Name:	James R. Wales
Title:	Executive Vice-President
LIMITED PARTNERS: CROSSTEX ENERGY, L.P.
By:	Crosstex Energy GP, L.P. its general partner
	By:	Crosstex Energy GP, LLC its general partner
	By:	/s/ WILLIAM W. DAVIS

Name:	William W. Davis

Title:	Executive Vice-President

CROSSTEX LOUISIANA ENERGY, L.P., a Delaware limited partnership
By:	Crosstex Energy GP, LLC its general partner
By:
/s/ WILLIAM W. DAVIS
Name:
William W. Davis
Title:
Executive Vice-President
LIG CHEMICAL COMPANY, a Louisiana corporation
By:
/s/ WILLIAM W. DAVIS
Name:
William W. Davis
Title:
Executive Vice-President
LIG LIQUIDS HOLDINGS, L.P., a Delaware limited partnership
By:	Crosstex Louisiana Energy, L.P. its general partner
	By:	Crosstex Operating GP, LLC its general partner
By:
/s/ WILLIAM W. DAVIS
Name:
William W. Davis
Title:
Executive Vice-President

QuickLinks

  Exhibit 3.5
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CROSSTEX ENERGY SERVICES, L.P.
TABLE OF CONTENTS
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CROSSTEX ENERGY SERVICES, L.P.
R E C I T A L S
ARTICLE I DEFINITIONS
ARTICLE II ORGANIZATION
ARTICLE III RIGHTS OF LIMITED PARTNERS
ARTICLE IV TRANSFERS OF PARTNERSHIP INTERESTS
ARTICLE V CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS
ARTICLE VI ALLOCATIONS AND DISTRIBUTIONS
ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS
ARTICLE VIII BOOKS, RECORDS AND ACCOUNTING
ARTICLE IX TAX MATTERS
ARTICLE X ADMISSION OF PARTNERS
ARTICLE XI WITHDRAWAL OR REMOVAL OF PARTNERS
ARTICLE XII DISSOLUTION AND LIQUIDATION
ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT
ARTICLE XIV MERGER
ARTICLE XV GENERAL PROVISIONS